UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2015

Portlogic Systems Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-151434	20-2000407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Toronto Street, Suite 422, Toronto, Ontario, Canada		M5C 2B5
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (647) 847-8350

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 18, 2015, the Board of Directors has unanimously approved, and the holders of a majority of the voting power of our outstanding capital stock have executed a written consent in lieu of a meeting of stockholders, or the Written Consent, approving a reverse stock split of our common stock, $0.001 par value per share, at a whole number ratio of 1 to 750. The total number of authorized shares of common stock which we will have the authority to issue will remain the same at 225,000,000 after the reverse stock split.

The Written Consent, executed by the holders of a majority of the voting power of outstanding capital stock, approximately 55.9%, consisting of 115,500,000 shares of common stock, grants the Board the authority, without further action by the stockholders, to carry out the reverse stock split. As of the record date, February 18, 2015, 206,551,422 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote. The reverse stock split will become effective upon the filing of a certificate of change to amend our Amended and Restated Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada, and approval by FINRA. We anticipate that the stockholder action will take effect on March 16, 2015.

The principal effect of the reverse stock split will be that each 750 shares of common stock issued and outstanding will automatically be combined into and become one new share of common stock. In lieu of issuing fractional shares, we will round up each fractional share to the nearest whole post-split share. The reverse stock split will not change the terms of our common stock. After the reverse stock split, the par value of our common stock will remain unchanged at $0.001 per share and shares of common stock will have the same voting and dividend rights and will be identical in all other respects to the common stock currently authorized. Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares.

Pacific Stock Transfer Co., our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. After the reverse stock split becomes effective, our common stock will have a new CUSIP number to identify the new shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portlogic Systems, Inc.
(Registrant)

Date: February 23, 2015

/s/ Jueane Thiessen
(Signature)

Name: Jueane Thiessen
Title: Chief Executive Officer